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                                                                      Exhibit 23
                       Consent of Independent Accountants


To the Board of Directors
Intermagnetics General Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 2-80041, 2-94701, 33-2517, 33-12762,
33-12763,33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163
and333-75269) of Intermagnetics General Corporation of our report dated November 17, 2000 relating to the financial statements of Intermagnetics General Corporation IGC Savings Plan as of May 31, 2000, and for the year then ended, and related schedule, which appear in this Form 11-K.



/s/ PricewaterhouseCoopers LLP


Albany, New York
November 20, 2000